Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara K. Baker
Vice President, Investor Relations
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES FOURTH QUARTER EARNINGS

o	Strong FFO Results Exceed Consensus
o	Sales Reach Industry-leading $477 per Square Foot
o	Center Occupancy Up 2.2% from Prior Year End
o	Total Return to Shareholders of 51.7% for 2004

        BLOOMFIELD HILLS, Mich, February 8, 2005 — Taubman Centers, Inc. (NYSE:TCO) today issued its financial results for the quarter and year ended December 31, 2004.

        Net Income (loss) allocable to common shareholders per diluted common share (EPS) for the year ended December 31, 2004 was $(0.10) versus $0.41 for the year ended December 31, 2003. The results for 2003 include a $49.6 million gain on the sale of Biltmore Fashion Park (Phoenix, Ariz.) that occurred in the fourth quarter of that year. EPS for the quarter ended December 31, 2004 was $(0.04) versus $1.02 for the quarter ended December 31, 2003.

        For the year ended December 31, 2004, Funds from Operations (FFO) per share was $1.99 up 19.2 percent or $0.32 from FFO per share of $1.67 for the year ended December 31, 2003. FFO has been impacted in the fourth quarter of 2004 by previously announced one-time organizational expenses, the one-time charge related to the redemption of the Series C and Series D preferred equity, and in both years unsolicited takeover expenses. For 2004 to be consistent with industry practice, the company began adding back depreciation that is included in recoverable expenses and has restated 2003 to be comparable. (See accompanying Table 2).

        For the quarter ended December 31, 2004, FFO per share was $0.52 versus $0.59 for the quarter ended December 31, 2003. Excluding the one-time charges, FFO per share would have been $0.62.

        “Increases in minimum and percentage rents drove our strong results this quarter, which exceeded consensus. We are pleased with the performance of our well-positioned, dominant shopping centers,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.

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2004 Highlights

        “The year 2004 has been both a productive and active year for our company,” added Mr. Taubman. “We have worked hard to create shareholder value, and this was reflected in our stock performance. Our investors enjoyed a 51.7 percent total return during 2004, one of the best among REITs.” During the year the company:

o	completed seven debt financings for a total of $1.3 billion, including a $347.5 million CMBS (commercial mortgage-backed securities) financing on Beverly Center (Los Angeles, Cal.) at an all-in rate of 5.5 percent and increased its ownership in the property to 100 percent;
o	completed its $103 million share repurchase program, having purchased over 5.4 million shares during 2003 and 2004 at an average price of $18.99;
o	opened a Saks Fifth Avenue store at Willow Bend (Plano, Texas), putting the center in an exclusive group of only 13 other properties in the nation with the powerful anchor combination of Saks and Neiman Marcus;
o	acquired an additional 23.6 percent interest in International Plaza (Tampa, Fla.), increasing its ownership to 50.1 percent;
o	transitioned management of the nine-center mall portfolio previously managed on a third-party basis for General Motors Pension Trusts (GMPT);
o	acquired the land and completed demolition for our newest development project The Mall at Oyster Bay (Town of Oyster Bay, N.Y.);
o	announced discussions relating to development activities in Asia, which if realized, will augment the company's domestic external growth initiatives;
o	made significant progress on the development and leasing of Northlake Mall (Charlotte, N.C.), which will celebrate its grand opening on September 15, 2005. Currently the center is nearly 80 percent committed;
o	began a substantial renovation and expansion at Waterside Shops at Pelican Bay (Naples, Fla.), a center in which the company purchased a joint venture interest in December 2003. The center will be adding about 30 luxury shops and restaurants to open by the 2005 holiday season;
o	issued $100 million TCO 8 % Series G Preferred equity and redeemed the 9 % Series C Preferred equity and Series D Preferred equity; and
o	announced in December a 5.6 percent increase in our dividend. This was the ninth consecutive year of increases.

In addition, in January 2005, the company invested in The Pier at Caesars and announced a joint development agreement with Gordon Group for future projects.

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Operating Statistics

        Sales per square foot increased 6.2 percent during the fourth quarter of 2004 and 8.2 percent for the full year, reaching a record level of $477 per square foot. “While productivity was strong across the board, we are especially pleased with the sales per square foot increases in our Florida centers this year,” said Mr. Taubman. “These sales results were significantly buoyed by increasing tourism and the luxury goods sector.”

        Average rents in the consolidated portfolio for the quarter were $42.12, up 5 percent from the fourth quarter last year. In the unconsolidated portfolio, average rents for the quarter were $41.72 versus $43.12 in the fourth quarter of last year. For the year, average rents in the consolidated portfolio were $41.35 up 3.2 percent and $42.48 in the unconsolidated portfolio, comparable to last year.

        Occupancy for all centers was 89.6 percent on December 31, 2004, up 2.2 percent from 87.4 percent on December 31, 2003. Including temporary in-line stores, occupancy on December 31, 2004, was 92.8 percent up 2.4 percent from December 31, 2003.

        “We’re delighted to have exceeded the increased occupancy we expected when we first established our guidance for the year,” said Mr. Taubman. “We continue to be confident occupancy will increase throughout 2005.”

Financial Outlook

        The company expects to report 2005 FFO per share in the range of $2.10 to $2.15. The company expects EPS for 2005 to be in the range of $(0.09) to $0.11.

Supplemental Investor Information Available

        The company provides supplemental investor information coincident with its earnings announcements. It is available online at www.taubman.com under “Investor Relations.” This packet includes the following information:

o	Income Statements
o	Reconciliations of Earnings Measures to Net Income
o	Changes in Funds from Operations and Earnings Per Share
o	Components of Other Income
o	Balance Sheets
o	Debt Summary
o	Other Debt Information
o	Construction and Center Openings
o	Capital Spending
o	Acquisitions and Divestitures
o	Operational Statistics
o	Owned Centers
o	Major Tenants in Owned Portfolio
o	Anchors in Owned Portfolio

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Investor Conference Call

        The company will provide an online Web simulcast and rebroadcast of its 2004 fourth quarter earnings release conference call in which the company will review the results for the quarter and year, progress on its development and financing plans. The live broadcast of the conference call will be available online at www.taubman.com under “Investor Relations,” www.fulldisclosure.com and www.streetevents.com on February 9 beginning at 11:00 a.m. EST. The online replay will follow shortly after the call and continue for approximately 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally. Taubman Centers currently owns and/or manages 22 urban and suburban regional and super regional shopping centers in 10 states. In addition, Northlake Mall (Charlotte, N.C.) is under construction and will open September 15, 2005. Taubman Centers is headquartered in Bloomfield Hills, Mich.

        This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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Taubman Centers/5

TAUBMAN CENTERS, INC.
Table 1 — Summary of Results
For the Three Months and Year Ended December 31, 2004 and 2003

(in thousands of dollars, except as indicated)

	Three Months Ended December 31		Year Ended December 31

	2004	2003	2004	2003

Income before discontinued operations and minority and preferred interests	16,713	16,505	59,970	31,292
Discontinued operations (1)	39	50,708	328	50,881
Minority interest in consolidated joint ventures	(18)	21	18	164
Minority share of income of TRG (2)	(3,527)	(27,660)	(14,913)	(28,189)
Distributions in excess of earnings allocable to minority partners (2)	(5,613)	18,515	(20,781)	(7,312)
TRG preferred distributions	(4,640)	(2,250)	(12,244)	(9,000)
Net income (loss)	2,954	55,839	12,378	37,836
Preferred dividends	(4,994)	(4,150)	(17,444)	(16,600)
Net income (loss) allocable to common shareowners	(2,040)	51,689	(5,066)	21,236
Income (loss) from continuing operations per common share - basic and diluted	(0.04)	0.48	(0.11)	(0.13)
Net income (loss) per common share - basic	(0.04)	1.04	(0.10)	0.42
Net income (loss) per common share - diluted	(0.04)	1.02	(0.10)	0.41
Beneficial interest in EBITDA - consolidated businesses (3)	55,823	60,797	216,284	183,720
Beneficial interest in EBITDA - unconsolidated joint ventures (3)	30,647	30,383	112,643	116,538
Funds from Operations - Operating Partnership (3)	42,510	50,050	164,049	141,465
Funds from Operations allocable to TCO (3)	25,703	30,030	99,392	85,472
Funds from Operations per common share - basic (3)	0.53	0.60	2.03	1.70
Funds from Operations per common share - diluted (3)	0.52	0.59	1.99	1.67
Weighted average number of common shares outstanding	48,654,657	49,867,294	49,021,843	50,387,616
Common shares outstanding at end of period	48,745,625	49,936,786	48,745,625	49,936,786
Weighted average units - Operating Partnership - basic	80,469,068	83,111,912	80,929,755	83,383,334
Weighted average units - Operating Partnership - diluted	81,710,766	84,654,036	82,320,486	84,821,247
Units outstanding at end of period - Operating Partnership	80,514,605	81,839,857	80,514,605	81,839,857
Ownership percentage of the Operating Partnership at end of period	60.6%	61.1%	60.6%	61.1%
Number of owned shopping centers at end of period	21	21	21	21

Operating Statistics:
Mall tenant sales	1,268,144	1,171,787	3,728,010	3,417,572
Mall tenant sales - comparable centers (4)	1,219,389	1,124,335	3,570,914	3,293,697
Ending occupancy	89.6%	87.4%	89.6%	87.4%
Ending occupancy - comparable centers (4)	89.4%	87.3%	89.4%	87.3%
Average occupancy	89.2%	87.2%	87.4%	86.6%
Average occupancy - comparable centers (4)	89.0%	87.2%	87.1%	86.6%
Leased space at end of period (5)	90.7%	89.8%	90.7%	89.8%
Leased space at end of period - comparable centers (4) (5)	90.5%	89.5%	90.5%	89.5%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (6)	12.2%	12.3%	15.2%	16.0%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (6)	11.7%	12.0%	14.4%	15.4%
Rent per square foot - consolidated businesses (4)	42.12	40.12	41.35	40.06
Rent per square foot - unconsolidated joint ventures (4)	41.72	43.12	42.48	42.75

Taubman Centers/6

(1)	In December 2003, the Company sold its interest in Biltmore Fashion Park. The results of Biltmore are presented as discontinued operations in 2003. During 2004, a $0.3 million adjustment to the gain on the disposition of the center was recognized.

(2)	Because the Operating Partnership’s balance of net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three months and year ended December 31, 2004 and 2003 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization, excluding gains on sales of depreciated operating properties of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure. In addition, the Company uses a comparable measure to EBITDA, net operating income (revenues less operating expenses, excluding depreciation and amortization, “NOI”), as an alternative measure to evaluate the operating performance of centers, both on an individual and stabilized portfolio basis.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation. FFO as presented by the Company is not necessarily comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Prior to the fourth quarter of 2004, the Company did not include an add-back for depreciation of center replacement assets when computing its Beneficial Interest in EBITDA or FFO. As of the fourth quarter of 2004, the Company began to include such an add-back and restated previously reported EBITDA and FFO amounts.

(4)	Excludes Biltmore Fashion Park, Stony Point Fashion Park, and Waterside Shops at Pelican Bay. Waterside Shops at Pelican Bay is managed by the Forbes Company, the Company’s joint venture partner in the project.

(5)	Leased space comprises both occupied space and space that is leased but not yet occupied.

(6)	Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 — Reconciliation of Funds from Operations per Share to Adjusted Funds from Operations per Share (1)
For the Periods Ended December 31, 2004 and 2003

(per share amounts on a diluted basis, rounded to nearest penny)

	Three Months Ended	Year Ended

2004:

Funds from Operations (2)	0.52	1.99

Charge upon redemption of Series C and D preferred equity	0.03	0.03
Restructuring loss	0.07	0.07
Costs related to unsolicited tender offer, net of recoveries		(0.01)

Adjusted Funds from Operations	0.62	2.08

2003:

Funds from Operations - as originally reported (2)	0.54	1.56

Beneficial interest in depreciation included in recoverable expenses	0.05	0.11

Funds from Operations	0.59	1.67

Costs related to unsolicited tender offer, net of recoveries	(0.00)	0.29

Adjusted Funds from Operations	0.59	1.96

(1)	Supplementally, the Company discloses an Adjusted FFO per diluted share for all periods, excluding the following items: costs incurred in connection with the recent unsolicited tender offer (net of insurance recoveries), a fourth quarter 2004 charge incurred in connection with the redemption of the Series C and D Preferred Equity, and a restructuring loss recognized in the fourth quarter of 2004. The Company discloses this Adjusted FFO due to the significance and singular nature of these costs. Regarding the unsolicited tender offer, this was the only hostile takeover attempt against the Company in its history and the costs to resist this attempt were clearly not a part of the Company’s normal operating results. Additionally, the restructuring and redemption charges were unusual and infrequent material events, for which no similar charges were incurred in the most recent two years or are being anticipated to be incurred again in the near future. Given the significance of these costs (the amounts affect earnings by a clearly material amount), the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on their Company’s earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

(2)	Prior to the fourth quarter of 2004, the Company did not include an add-back for depreciation of center replacement assets when computing its FFO. As of the fourth quarter of 2004, the Company began to include such an add-back and restated previously reported FFO amounts. For the three months ended December 31, 2004, TRG’s beneficial interest in the depreciation of center replacement assets for its Consolidated Businesses and Unconsolidated Joint Ventures was $2.1 million and $0.7 million, respectively (in total, $0.03 per share). For the year ended December 31, 2004, TRG’s beneficial interest in the depreciation of center replacement assets for its Consolidated Businesses and Unconsolidated Joint Ventures was $5.4 million and $2.8 million, respectively (in total, $0.10 per share). Restated FFO for the first, second, and third quarters of 2004 was $0.53 per share, $0.46 per share, and $0.48 per share, respectively.

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TAUBMAN CENTERS, INC.
Table 3 — Income Statement
For the Quarters Ended December 31, 2004 and 2003

(in thousands of dollars)

	2004		2003

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	65,603	48,529	56,775	53,584
Percentage rents	4,006	3,844	2,381	1,868
Expense recoveries	38,470	27,804	32,187	27,618
Management, leasing and development	4,994		6,638
Other	7,210	3,511	6,616	1,983

Total revenues	120,283	83,688	104,597	85,053

OPERATING EXPENSES:
Recoverable expenses (2)	36,259	22,775	27,408	23,339
Other operating	11,885	6,094	10,473	7,268
Costs related to unsolicited tender offer, net of recoveries			(226)
Restructuring loss	5,662
Management, leasing and development	2,862		4,972
General and administrative	7,233		6,517
Interest expense	25,557	17,096	22,111	21,011
Depreciation and amortization	27,519	11,114	26,748	14,503

Total operating expenses	116,977	57,079	98,003	66,121

	3,306	26,609	6,594	18,932

Equity in income of Unconsolidated Joint Ventures	13,407		9,911

Income before discontinued operations
and minority and preferred interests	16,713		16,505
Discontinued operations (3):
Net gain on disposition of interest in center	39		49,578
EBITDA			2,420
Interest expense			(1,290)
Minority and preferred interests:
TRG preferred distributions (4)	(4,640)		(2,250)
Minority share of consolidated joint ventures	(18)		21
Minority share of income of TRG	(3,527)		(27,660)
Distributions less than (in excess of) minority share of income	(5,613)		18,515

Net income (loss)	2,954		55,839
Preferred dividends	(4,994)		(4,150)

Net income (loss) allocable to common shareowners	(2,040)		51,689

SUPPLEMENTAL INFORMATION (5):
EBITDA - 100%	58,528	56,094	61,156	56,384
EBITDA - outside partners' share	(2,705)	(25,447)	(359)	(26,001)

Beneficial interest in EBITDA	55,823	30,647	60,797	30,383
Beneficial interest expense	(24,276)	(9,511)	(23,138)	(10,995)
Non-real estate depreciation	(539)		(597)
Preferred dividends and distributions	(9,634)		(6,400)

Funds from Operations contribution	21,374	21,136	30,662	19,388

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	(376)	51	563	338

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(2)	Included in recoverable expenses of the Consolidated Businesses and Unconsolidated Joint Ventures are $2.1 million and $1.3 million, respectively, of depreciation of center replacement assets for the three months ended December 31, 2004, and $3.3 million and $1.9 million, respectively, for the three months ended December 31, 2003. TRG’s beneficial interest in these amounts was $2.1 million and $0.7 million, respectively, for the three months ended December 31, 2004, and $3.3 million and $1.0 million, respectively, for the three months ended December 31, 2003.

(3)	Discontinued operations includes the results of Biltmore Fashion Park.

(4)	TRG preferred distributions for the three months ended December 31, 2004 includes a $2.7 million charge incurred in connection with the redemption of the Series C and D Preferred Equity.

(5)	EBITDA and FFO for the three months ended December 31, 2003 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets recoverable from tenants.

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TAUBMAN CENTERS, INC.
Table 4 — Income Statement
For the Years Ended December 31, 2004 and 2003

(in thousands of dollars)

	2004		2003

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	235,114	195,017	207,539	199,965
Percentage rents	6,288	6,534	4,821	3,743
Expense recoveries	137,466	101,467	125,627	103,866
Management, leasing and development	21,333		22,088
Other	31,252	9,771	28,408	12,414

Total revenues	431,453	312,789	388,483	319,988

OPERATING EXPENSES:
Recoverable expenses (2)	127,563	85,563	111,522	87,816
Other operating	38,229	22,193	37,089	22,599
Costs related to unsolicited tender offer, net of recoveries	(1,044)		24,832
Restructuring loss	5,662
Management, leasing and development	17,533		19,359
General and administrative	26,617		24,591
Interest expense	95,934	74,033	84,194	82,744
Depreciation and amortization	101,059	50,448	92,344	55,769

Total operating expenses	411,553	232,237	393,931	248,928

	19,900	80,552	(5,448)	71,060

Equity in income of Unconsolidated Joint Ventures	40,070		36,740

Income before discontinued operations
and minority and preferred interests	59,970		31,292
Discontinued operations (3):
Net gain on disposition of interest in center	328		49,578
EBITDA			10,418
Interest expense			(5,888)
Depreciation and amortization			(3,227)
Minority and preferred interests:
TRG preferred distributions (4)	(12,244)		(9,000)
Minority share of consolidated joint ventures	18		164
Minority share of income of TRG	(14,913)		(28,189)
Distributions in excess of minority share of income	(20,781)		(7,312)

Net income (loss)	12,378		37,836
Preferred dividends	(17,444)		(16,600)

Net income (loss) allocable to common shareowners	(5,066)		21,236

SUPPLEMENTAL INFORMATION (5):
EBITDA - 100%	222,448	210,359	187,778	215,179
EBITDA - outside partners' share	(6,164)	(97,716)	(4,058)	(98,641)

Beneficial interest in EBITDA	216,284	112,643	183,720	116,538
Beneficial interest expense	(92,874)	(39,913)	(87,399)	(43,320)
Non-real estate depreciation	(2,403)		(2,474)
Preferred dividends and distributions	(29,688)		(25,600)

Funds from Operations contribution	91,319	72,730	68,247	73,218

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	1,262	241	1,667	581

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(2)	Included in recoverable expenses of the Consolidated Businesses and Unconsolidated Joint Ventures are $5.6 million and $5.3 million, respectively, of depreciation of center replacement assets for the year ended December 31, 2004, and $6.3 million and $5.6 million, respectively, for the year ended December 31, 2003. TRG’s beneficial interest in these amounts was $5.4 million and $2.8 million, respectively, for the year ended December 31, 2004, and $6.2 million and $2.8 million, respectively, for the year ended December 31, 2003.

(3)	Discontinued operations includes the results of Biltmore Fashion Park.

(4)	TRG preferred distributions for the year ended December 31, 2004 includes a $2.7 million charge incurred in connection with the redemption of the Series C and D Preferred Equity.

(5)	EBITDA and FFO for the year ended December 31, 2003 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets recoverable from tenants.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 — Reconciliation of Net Income (Loss) to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended December 31, 2004 and 2003

(in thousands of dollars)

	Three Months Ended		Year Ended

	2004	2003	2004	2003

Net income (loss) allocable to common shareowners	(2,040)	51,689	(5,066)	21,236

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center	(39)	(49,578)	(328)	(49,578)
Depreciation and amortization (1):
Consolidated businesses at 100%	29,665	30,031	106,614	98,614
Minority partners in consolidated joint ventures	(1,406)	(117)	(3,122)	(1,539)
Discontinued operations				3,227
Share of unconsolidated joint ventures	7,729	9,477	32,660	36,478
Non-real estate depreciation	(539)	(597)	(2,403)	(2,474)

Add minority interests in TRG:
Minority share of income of TRG	3,527	27,660	14,913	28,189
Distributions (less than) in excess of minority share of
income of TRG	5,613	(18,515)	20,781	7,312

Funds from Operations - TRG	42,510	50,050	164,049	141,465

Funds from Operations - TCO (2)	25,703	30,030	99,392	85,472

Funds from Operations - TRG (1) (2)	42,510	50,050	164,049	141,465

Charge upon redemption of Series C and D preferred equity	2,725		2,725
Restructuring loss	5,662		5,662
Costs related to unsolicited tender offer		4,909		30,471
Insurance recoveries related to unsolicited tender offer		(5,135)	(1,044)	(5,639)

Adjusted Funds from Operations - TRG (3)	50,897	49,824	171,392	166,297

Adjusted Funds from Operations - TCO (2) (3)	30,774	29,894	103,825	100,568

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, classified as recoverable expenses in the Company’s financial statements. 2003 amounts have been restated to include such depreciation.

(2)	TCO’s share of TRG’s FFO is based on an average ownership of 60% during the three months ended December 31, 2004 and 2003, and 61% and 60% during the year ended December 31, 2004 and 2003, respectively.

(3)	Adjusted FFO excludes the following unusual and/or nonrecurring items: costs incurred in connection with the recent unsolicited tender offer (net of insurance recoveries), a fourth quarter 2004 charge incurred in connection with the redemption of the Series C and D Preferred Equity, and a restructuring loss recognized in the fourth quarter of 2004.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 — Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended December 31, 2004 and 2003

(in thousands of dollars)

	Three Months Ended		Year Ended

	2004	2003	2004	2003

Net income (loss) allocable to common shareowners	(2,040)	51,689	(5,066)	21,236

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center	(39)	(49,578)	(328)	(49,578)
Depreciation and amortization (1):
Consolidated businesses at 100%	29,665	30,031	106,614	98,614
Minority partners in consolidated joint ventures	(1,406)	(117)	(3,122)	(1,539)
Discontinued operations				3,227
Share of unconsolidated joint ventures	7,729	9,477	32,660	36,478

Add minority interests in TRG:
Minority share of income of TRG	3,527	27,660	14,913	28,189
Distributions (less than) in excess of minority share of income of TRG	5,613	(18,515)	20,781	7,312

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	9,634	6,400	29,688	25,600
Interest expense for all businesses in continuing operations	42,653	43,122	169,967	166,938
Interest expense allocable to minority partners in consolidated joint ventures	(1,281)	(263)	(3,060)	(2,683)
Interest expense of discontinued operations		1,290		5,888
Interest expense allocable to outside partners in unconsolidated joint ventures	(7,585)	(10,016)	(34,120)	(39,424)

Beneficial Interest in EBITDA - TRG	86,470	91,180	328,927	300,258

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, classified as recoverable expenses in the Company’s financial statements. 2003 amounts have been restated to include such depreciation.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 — Balance Sheets
As of December 31, 2004 and 2003

(in thousands of dollars)

	As of

	December 31, 2004	December 31, 2003

Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	2,936,964	2,519,922
Accumulated depreciation and amortization	(558,891)	(450,515)

	2,378,073	2,069,407
Investment in Unconsolidated Joint Ventures	23,567	6,093
Cash and cash equivalents	29,081	30,403
Accounts and notes receivable, net	32,124	32,592
Accounts and notes receivable from related parties	1,636	1,679
Deferred charges and other assets	61,586	46,796

	2,526,067	2,186,970

Liabilities:
Notes payable	1,930,439	1,495,777
Accounts payable and accrued liabilities	223,331	258,938
Dividends and distributions payable	13,892	13,481

	2,167,662	1,768,196

Preferred Equity of TRG	29,217	97,275

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	80	80
Series B Non-Participating Convertible Preferred Stock	30	30
Series G Cumulative Redeemable Preferred Stock
Common Stock	487	499
Additional paid-in capital	729,481	664,362
Accumulated other comprehensive income (loss)	(11,387)	(12,593)
Dividends in excess of net income	(389,503)	(330,879)

	329,188	321,499

	2,526,067	2,186,970

Combined Balance Sheet of Unconsolidated Joint Ventures (1):

Assets:
Properties	1,080,482	1,250,964
Accumulated depreciation and amortization	(360,830)	(331,321)

	719,652	919,643
Cash and cash equivalents	21,389	28,448
Accounts and notes receivable	22,866	16,504
Deferred charges and other assets	29,997	29,526

	793,904	994,121

Liabilities:
Notes payable	1,008,604	1,345,824
Accounts payable and other liabilities	53,706	61,614

	1,062,310	1,407,438

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(173,579)	(228,264)
Accumulated deficiency in assets - Joint Venture Partners	(91,259)	(181,009)
Accumulated other comprehensive income (loss) - TRG	(2,817)	(3,192)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(751)	(852)

	(268,406)	(413,317)

	793,904	994,121

(1)	2003 amounts exclude Waterside Shops at Pelican Bay, in which TRG acquired a 25% interest in December 2003. Effective July 1, 2004, amounts exclude International Plaza, which the Company began consolidating upon the acquisition of a controlling interest in the center.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 8 — 2005 Annual Outlook

(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended December 31, 2005

Guidance for Funds from Operations
per common share	2.10	2.15

Real estate depreciation - TRG	(1.62)	(1.54)

Depreciation of TCO's additional basis
in TRG	(0.15)	(0.15)

Distributions in excess of earnings allocable
to minority interest	(0.43)	(0.35)

Guidance for net income (loss) allocable
to common shareholders, per common share	(0.09)	0.11